United States
Securities And Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
201 W. Main St.
Urbana, IL 61801
(Address of principal executive offices) (Zip code)
(217) 365-4513
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
Signature

Item 1.01 Entry into a Material Definitive Agreement
     Effective April 25, 2006, the Registrant’s Board of Directors approved fiscal year 2006 compensation to the Board of Directors. Non-employee directors’ cash compensation, an annual retainer of $7,500 for all such directors except for the Chairman of the Audit Committee whose annual retainer is $10,000, was unchanged from fiscal year 2005 levels.
     The Board also approved the grant of stock options to non-employee directors as part of the compensation package. Each non-employee director was granted options for 4,500 shares having an exercise date of January 21, 2009, an expiration date of December 15, 2011 and an exercise price of $20.71. All such options were granted pursuant to the Registrant’s 2004 Stock Option Plan.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006	First Busey Corporation

	By:	/s/ Douglas C. Mills

		Name:	Douglas C. Mills
		Title:	Chairman and Chief Executive
Officer